EXHIBIT 14
                          Independent Auditor's Consent

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                                                                    Exhibit 14




                         CONSENT OF INDEPENDENT AUDITORS




The Trustees
Keystone Hartwell Growth Fund
Keystone Omega Fund

         We consent to the use of our reports on the financial statements of Keystone Hartwell Growth Fund, as of and for the year ended September 30, 1995, dated October 27, 1995, and the financial statements of Keystone Omega Fund, as of and for the year ended December 31, 1995, dated January 23, 1996, incorporated by reference herein into the statement of additional information.


                                                          KPMG Peat Marwick LLP

January 26, 1996
Boston, Massachusetts